Exhibit 99.1

Triumph Bancorp Reports Fourth Quarter Net Income to Common Stockholders of $31.3 Million

DALLAS – January 21, 2021 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (Nasdaq: TBK) (“Triumph” or the “Company”) today announced earnings and operating results for the fourth quarter of 2020.

As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance.  These non-GAAP financial measures are reconciled in the section labeled “Metrics and non-GAAP financial reconciliation” at the end of this press release.

2020 Fourth Quarter Highlights

•	For the fourth quarter of 2020, net income to common shareholders was $31.3 million, and diluted earnings per share were $1.25.
•	Net interest income was $83.6 million.
•	Net interest margin was 6.20%. Yield on loans and the average cost of our total deposits were 7.20% and 0.38%, respectively.
•	Non-interest income was $22.4 million, including $14.2 million related to the Transport Financial Solutions (“TFS”) acquisition as described below.
•

Non-interest expense was $59.3 million. Our occupancy, furniture and equipment expense includes $1.4 million related to our decision to consolidate part of our El Paso, TX factoring operations to our TBC headquarters in Coppell, TX.

•	Credit loss expense for the quarter ended December 31, 2020 was $4.7 million. Components of our credit loss expense included:
o	An $8.0 million reduction in current expected losses in the loan portfolio and off balance sheet loan commitments due to improvements in our macroeconomic forecasts.
o	$11.6 million expense due to net increases in specific reserves, including $11.5 million related to the TFS acquisition as discussed below.
o	Net charge-offs of $1.3 million.
•	Triumph Business Capital and TriumphPay processed a combined $4.034 billion in transportation invoice payments.
•	The total dollar value of invoices purchased by Triumph Business Capital was $2.461 billion with an average invoice size of $2,070. The transportation average invoice size for the quarter was $1,943.
•	TriumphPay processed 1,758,865 invoices paying carriers a total of $1.815 billion.

Balance Sheet

Total loans held for investment increased $143.9 million, or 3.0%, during the fourth quarter to $4.997 billion at December 31, 2020. Average loans for the quarter increased $350.7 million, or 7.7%, to $4.877 billion. The commercial finance portfolio increased $187.5 million, or 11.1%, to $1.874 billion, the national lending portfolio increased $33.8 million, or 2.8%, to $1.222 billion, and the community banking portfolio decreased $77.5 million, or 3.9%, to $1.901 billion during the quarter.

Total deposits were $4.717 billion at December 31, 2020, an increase of $468.5 million, or 11.0%, in the fourth quarter of 2020.  Non-interest-bearing deposits accounted for 29% of total deposits and non-time deposits accounted for 70% of total deposits at December 31, 2020.

Asset Quality and Allowance for Credit Loss

Non-performing assets were 1.15% of total assets at December 31, 2020 compared to 1.52% of total assets at September 30, 2020.  The ratio of past due to total loans increased to 3.22% at December 31, 2020 from 2.40% at September 30, 2020.  These ratios were impacted by items related to our TFS acquisition, as discussed below.

We recorded total net charge-offs of $1.3 million, or 0.03% of average loans, for the quarter ended December 31, 2020. Net charge-offs for the year ended December 31, 2020 were 0.10% of average loans.

Our ACL as a percentage of loans held for investment increased 4 basis points during the quarter to 1.92% at December 31, 2020. The recorded reserves on the acquired over-formula advance portfolio contributed 97 basis points to the ratio at December 31, 2020.

CARES Act and Paycheck Protection Program

As of December 31, 2020, our balance sheet reflected deferrals on outstanding loan balances of $104.6 million to assist customers impacted by COVID-19.  Modifications related to the COVID-19 pandemic and qualifying under the provisions of Section 4013 of the CARES Act are not considered troubled debt restructurings. As of December 31, 2020, these deferred balances carried accrued interest of $0.7 million.

As of December 31, 2020, we carried 1,913 PPP loans representing a balance of $189.9 million classified as commercial loans. We have received approximately $7.7 million in total fees from the SBA, $2.0 million and $4.6 million of which were recognized in earnings during the three and twelve months ended December 31, 2020, respectively. The remaining fees will be amortized over the respective lives of the loans.

Items related to our July 2020 acquisition of TFS

As disclosed on our SEC Forms 8-K filed on July 8, 2020 and September 23, 2020, we acquired the transportation factoring assets of TFS, a wholly owned subsidiary of Covenant Logistics Group, Inc. ("CVLG"), and subsequently amended the terms of that transaction.  Developments related to that transaction impacted our operating results for the three months ended December 31, 2020, as well as our asset quality statistics for December 31, 2020, as follows:

•

We recognized $8.9 million of non-interest income for the three months ended December 31, 2020 related to CVLG’s delivery of proceeds to us resulting from the liquidation of its acquired stock in connection with the September 23, 2020 Account Management Agreement, Amendment to Purchase Agreement and Mutual Release.

•

We recorded $11.5 million in credit loss expense to increase the specific reserve on over-advances to the largest over-formula advance carrier.  This expense was partially offset by a $5.3 million increase in our indemnification asset, which was recorded to other noninterest income.

•

Approximately 17 basis points of our 1.15% nonperforming assets ratio at December 31, 2020 consisted of $10.0 million of the acquired over-formula advance portfolio which represents the portion that is not covered by CVLG’s indemnification. An additional 10 basis points of this ratio at December 31, 2020 consisted of $6.0 million of the Misdirected Payments, as discussed below.

•

Approximately 1.24% of our 3.22% past-due loan ratio at December 31, 2020 consisted of $62.2 million of past due factored receivables related to the over-formula advance portfolio. An additional 39 basis points of this ratio at December 31, 2020 consisted of the $19.6 million of Misdirected Payments, as discussed below.

•

At year end, the face value of the acquired over-formula advances was $62.1 million, the total reserve on acquired over-formula advances was $48.5 million and the balance of our indemnification asset, the value of the payment that would be due to us from CVLG in the event that these over-advances are charged off, was $35.8 million.

As of December 31, 2020 we carry a separate $19.6 million receivable (the “Misdirected Payments”) payable by the United States Postal Service (“USPS”) arising from accounts factored to the largest over-formula advance carrier. This amount is separate from the aforementioned over-formula advances. The amounts represented by this receivable were paid by the USPS directly to such customer in contravention of notices of assignment delivered to, and previously honored by, the USPS, which amount was then not remitted back to us by such customer as required.   The USPS disputes their obligation to make such payment, citing purported deficiencies in the notices delivered to them.   In addition to commencing litigation against such customer, we have also filed a declaratory judgment action in Federal District Court for the Southern District of Florida seeking a ruling that the USPS was obligated to make the payments represented by this receivable directly to us.   Based on our legal analysis and discussions with our counsel advising us on this matter, we believe it is probable that we will prevail in such action and that the USPS will have the capacity to make payment on such receivable. Consequently, we have not reserved for such balance as of December 31, 2020.   The full amount of such receivable is reflected as past due factored receivables as of December 31, 2020, and $6.0 million of such receivable, reflecting the portion of such receivable that was greater than 90 days past due, is included in our non-performing asset calculation as of December 31, 2020 in accordance with our policy.

Conference Call Information

Aaron P. Graft, Vice Chairman and CEO and Bryce Fowler, CFO will review the quarterly results in a conference call for investors and analysts beginning at 7:00 a.m. Central Time on Friday, January 22, 2021. Todd Ritterbusch, Chief Lending Officer, and Geoff Brenner, Triumph Business Capital CEO, will also be available for questions.

To participate in the live conference call, please dial 1-855-940-9472 (Canada: 1-855-669-9657) and request to be joined into the Triumph Bancorp, Inc. call.  A simultaneous audio-only webcast may be accessed via the Company's website at www.triumphbancorp.com through the Investor Relations, News & Events, Webcasts and Presentations links, or through a direct link here at: https://services.choruscall.com/links/tbk210122.html. An archive of this conference call will subsequently be available at this same location on the Company’s website.

About Triumph

Triumph Bancorp, Inc. (Nasdaq: TBK) is a financial holding company headquartered in Dallas, Texas.  Triumph offers a diversified line of community banking, national lending, and commercial finance products through its bank subsidiary, TBK Bank, SSB. www.triumphbancorp.com

Forward-Looking Statements

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas; the impact of COVID-19 on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy (including, without limitation, the CARES Act), and the resulting effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; changes in management personnel; interest rate risk; concentration of our products and services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve nonperforming assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; risks related to the integration of acquired businesses (including developments related to our acquisition of Transport Financial Solutions and the related over-formula advances) and any future acquisitions; our ability to successfully identify and address the risks associated with our possible future acquisitions, and the risks that our prior and possible future acquisitions make it more difficult for investors to evaluate our business, financial condition and results of operations, and impairs our ability to accurately forecast our future performance; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation (including related to our pending litigation with the United States Postal Service and a counterparty relating to certain misdirected payments) and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of FDIC, insurance and other coverages; failure to receive regulatory approval for future acquisitions; and increases in our capital requirements.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 11, 2020 and its Quarterly Report on Form 10-Q, filed with the SEC on October 20, 2020.

Non-GAAP Financial Measures

This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor our operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended					As of and for the Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands)	2020	2020	2020	2020	2019	2020	2019
Financial Highlights:
Total assets	$5,935,791	$5,836,787	$5,617,493	$5,353,729	$5,060,297	$5,935,791	$5,060,297
Loans held for investment	$4,996,776	$4,852,911	$4,393,311	$4,320,548	$4,194,512	$4,996,776	$4,194,512
Deposits	$4,716,600	$4,248,101	$4,062,332	$3,682,015	$3,789,906	$4,716,600	$3,789,906
Net income available to common stockholders	$31,328	$22,005	$13,440	$(4,450)	$16,709	$62,323	$58,544

Performance Ratios - Annualized:
Return on average assets	2.21%	1.65%	0.99%	(0.36%)	1.31%	1.18%	1.23%
Return on average total equity	17.73%	13.24%	8.86%	(2.85%)	10.24%	9.67%	9.04%
Return on average common equity	18.44%	13.61%	8.94%	(2.85%)	10.24%	9.77%	9.04%
Return on average tangible common equity (1)	25.70%	19.43%	12.96%	(4.09%)	14.54%	13.92%	12.93%
Yield on loans(2)	7.20%	7.05%	6.52%	7.22%	7.48%	7.00%	7.75%
Cost of interest bearing deposits	0.54%	0.79%	1.08%	1.34%	1.45%	0.93%	1.40%
Cost of total deposits	0.38%	0.56%	0.79%	1.05%	1.15%	0.67%	1.12%
Cost of total funds	0.51%	0.67%	0.85%	1.23%	1.35%	0.80%	1.36%
Net interest margin(2)	6.20%	5.83%	5.11%	5.63%	5.72%	5.71%	5.92%
Net non-interest expense to average assets	2.54%	3.23%	2.40%	3.88%	3.46%	2.98%	3.61%
Adjusted net non-interest expense to average assets (1)	2.54%	3.17%	3.11%	3.88%	3.46%	3.14%	3.61%
Efficiency ratio	55.95%	65.15%	62.56%	78.24%	70.15%	64.35%	70.99%
Adjusted efficiency ratio (1)	55.95%	64.18%	70.75%	78.24%	70.15%	65.97%	70.99%

Asset Quality:(3)
Past due to total loans(4)	3.22%	2.40%	1.50%	1.99%	1.74%	3.22%	1.74%
Non-performing loans to total loans	1.16%	1.17%	1.27%	1.26%	0.97%	1.16%	0.97%
Non-performing assets to total assets	1.15%	1.52%	1.20%	1.09%	0.87%	1.15%	0.87%
ACL to non-performing loans(5)	164.98%	159.67%	97.66%	82.37%	71.63%	164.98%	71.63%
ACL to total loans(5)	1.92%	1.88%	1.24%	1.04%	0.69%	1.92%	0.69%
Net charge-offs to average loans	0.03%	0.02%	0.02%	0.04%	0.08%	0.10%	0.17%

Capital:
Tier 1 capital to average assets(6)	10.80%	10.75%	9.98%	9.62%	10.03%	10.80%	10.03%
Tier 1 capital to risk-weighted assets(6)	10.60%	10.32%	10.57%	9.03%	10.29%	10.60%	10.29%
Common equity tier 1 capital to risk-weighted assets(6)	9.05%	8.72%	8.84%	8.24%	9.46%	9.05%	9.46%
Total capital to risk-weighted assets(5)	13.03%	12.94%	13.44%	11.63%	12.76%	13.03%	12.76%
Total equity to total assets	12.24%	11.89%	11.69%	11.01%	12.58%	12.24%	12.58%
Tangible common stockholders' equity to tangible assets(1)	8.56%	8.09%	7.84%	7.77%	9.16%	8.56%	9.16%

Per Share Amounts:
Book value per share	$27.42	$26.11	$25.28	$24.45	$25.50	$27.42	$25.50
Tangible book value per share (1)	$19.78	$18.38	$17.59	$16.64	$17.88	$19.78	$17.88
Basic earnings (loss) per common share	$1.27	$0.89	$0.56	$(0.18)	$0.67	$2.56	$2.26
Diluted earnings (loss) per common share	$1.25	$0.89	$0.56	$(0.18)	$0.66	$2.53	$2.25
Adjusted diluted earnings per common share(1)	$1.25	$0.91	$0.25	$(0.18)	$0.66	$2.26	$2.25
Shares outstanding end of period	24,868,218	24,851,601	24,202,686	24,101,120	24,964,961	24,868,218	24,964,961

Unaudited consolidated balance sheet as of:

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2020	2020	2020	2020	2019
ASSETS
Total cash and cash equivalents	$314,393	$288,278	$437,064	$208,414	$197,880
Securities - available for sale	224,310	242,802	331,126	302,122	248,820
Securities - held to maturity, net	5,919	6,096	6,285	8,217	8,417
Equity securities	5,826	6,040	6,411	5,678	5,437
Loans held for sale	24,546	36,716	50,382	4,431	2,735
Loans held for investment	4,996,776	4,852,911	4,393,311	4,320,548	4,194,512
Allowance for credit losses	(95,739)	(90,995)	(54,613)	(44,732)	(29,092)
Loans, net	4,901,037	4,761,916	4,338,698	4,275,816	4,165,420
Assets held for sale	—	—	—	97,895	—
FHLB and other restricted stock	6,751	18,464	26,345	37,080	19,860
Premises and equipment, net	103,404	105,455	107,736	98,363	96,595
Other real estate owned ("OREO"), net	1,432	1,704	1,962	2,540	3,009
Goodwill and intangible assets, net	189,922	192,041	186,162	188,208	190,286
Bank-owned life insurance	41,608	41,440	41,298	41,122	40,954
Deferred tax asset, net	6,427	7,716	8,544	9,457	3,812
Indemnification asset	36,225	31,218	—	—	—
Other assets	73,991	96,901	75,480	74,386	77,072
Total assets	$5,935,791	$5,836,787	$5,617,493	$5,353,729	$5,060,297
LIABILITIES
Non-interest bearing deposits	$1,352,785	$1,315,900	$1,120,949	$846,412	$809,696
Interest bearing deposits	3,363,815	2,932,201	2,941,383	2,835,603	2,980,210
Total deposits	4,716,600	4,248,101	4,062,332	3,682,015	3,789,906
Customer repurchase agreements	3,099	14,192	6,732	3,693	2,033
Federal Home Loan Bank advances	105,000	435,000	455,000	850,000	430,000
Payment Protection Program Liquidity Facility	191,860	223,713	223,809	—	—
Subordinated notes	87,509	87,455	87,402	87,347	87,327
Junior subordinated debentures	40,072	39,944	39,816	39,689	39,566
Other liabilities	64,870	94,540	85,531	101,638	74,875
Total liabilities	5,209,010	5,142,945	4,960,622	4,764,382	4,423,707
EQUITY
Preferred Stock	45,000	45,000	45,000	—	—
Common stock	280	279	273	272	272
Additional paid-in-capital	489,151	488,094	472,795	474,441	473,251
Treasury stock, at cost	(103,052)	(102,942)	(102,888)	(102,677)	(67,069)
Retained earnings	289,583	258,254	236,249	222,809	229,030
Accumulated other comprehensive income (loss)	5,819	5,157	5,442	(5,498)	1,106
Total stockholders' equity	726,781	693,842	656,871	589,347	636,590
Total liabilities and equity	$5,935,791	$5,836,787	$5,617,493	$5,353,729	$5,060,297

Unaudited consolidated statement of income:

	For the Three Months Ended					For the Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands)	2020	2020	2020	2020	2019	2020	2019
Interest income:
Loans, including fees	$50,723	$48,774	$50,394	$48,323	$52,395	$198,214	$195,648
Factored receivables, including fees	37,573	31,468	21,101	24,292	25,573	114,434	101,257
Securities	1,519	1,927	2,676	2,107	2,379	8,229	10,474
FHLB and other restricted stock	56	122	148	204	165	530	712
Cash deposits	68	73	79	488	659	708	3,062
Total interest income	89,939	82,364	74,398	75,414	81,171	322,115	311,153
Interest expense:
Deposits	4,308	5,834	7,584	9,677	10,961	27,403	40,225
Subordinated notes	1,347	1,348	1,321	1,347	1,035	5,363	3,553
Junior subordinated debentures	452	462	554	646	687	2,114	2,910
Other borrowings	234	341	688	1,244	2,080	2,507	8,562
Total interest expense	6,341	7,985	10,147	12,914	14,763	37,387	55,250
Net interest income	83,598	74,379	64,251	62,500	66,408	284,728	255,903
Credit loss expense (benefit)	4,680	(258)	13,609	20,298	382	38,329	7,942
Net interest income after credit loss expense	78,918	74,637	50,642	42,202	66,026	246,399	247,961
Non-interest income:
Service charges on deposits	1,643	1,470	573	1,588	1,889	5,274	7,132
Card income	1,949	2,091	1,941	1,800	1,943	7,781	7,873
Net OREO gains (losses) and valuation adjustments	(217)	(41)	(101)	(257)	50	(616)	351
Net gains (losses) on sale of securities	16	3,109	63	38	39	3,226	61
Fee income	1,615	1,402	1,304	1,686	1,686	6,007	6,441
Insurance commissions	1,327	990	864	1,051	1,092	4,232	4,219
Gain on sale of subsidiary	—	—	9,758	—	—	9,758	—
Other	16,053	1,472	5,627	1,571	1,967	24,723	5,492
Total non-interest income	22,386	10,493	20,029	7,477	8,666	60,385	31,569
Non-interest expense:
Salaries and employee benefits	33,798	31,651	30,804	30,722	29,586	126,975	112,862
Occupancy, furniture and equipment	7,046	5,574	4,964	5,182	4,667	22,766	18,196
FDIC insurance and other regulatory assessments	350	360	495	315	(302)	1,520	298
Professional fees	2,326	3,265	1,651	2,107	1,904	9,349	7,288
Amortization of intangible assets	2,065	2,141	2,046	2,078	2,154	8,330	9,131
Advertising and promotion	1,170	1,105	1,151	1,292	1,347	4,718	6,126
Communications and technology	5,639	5,569	5,444	5,501	5,732	22,153	20,976
Other	6,904	5,632	6,171	7,556	7,573	26,263	29,207
Total non-interest expense	59,298	55,297	52,726	54,753	52,661	222,074	204,084
Net income (loss) before income tax	42,006	29,833	17,945	(5,074)	22,031	84,710	75,446
Income tax expense (benefit)	9,876	6,929	4,505	(624)	5,322	20,686	16,902
Net income (loss)	$32,130	$22,904	$13,440	$(4,450)	$16,709	$64,024	$58,544
Dividends on preferred stock	(802)	(899)	—	—	—	(1,701)	—
Net income available to common stockholders	$31,328	$22,005	$13,440	$(4,450)	$16,709	$62,323	$58,544

Earnings per share:

	For the Three Months Ended					For the Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands)	2020	2020	2020	2020	2019	2020	2019
Basic
Net income (loss) to common stockholders	$31,328	$22,005	$13,440	$(4,450)	$16,709	$62,323	$58,544
Weighted average common shares outstanding	24,653,099	24,592,092	23,987,049	24,314,329	25,089,447	24,387,932	25,941,395
Basic earnings (loss) per common share	$1.27	$0.89	$0.56	$(0.18)	$0.67	$2.56	$2.26

Diluted
Net income (loss) to common stockholders - diluted	$31,328	$22,005	$13,440	$(4,450)	$16,709	$62,323	$58,544
Weighted average common shares outstanding	24,653,099	24,592,092	23,987,049	24,314,329	25,089,447	24,387,932	25,941,395
Dilutive effects of:
Assumed exercises of stock options	101,664	48,102	38,627	—	69,865	64,104	63,808
Restricted stock awards	136,239	67,907	37,751	—	70,483	86,498	47,242
Restricted stock units	50,156	18,192	4,689	—	13,264	25,978	3,441
Performance stock units - market based	112,228	76,095	6,326	—	11,803	51,304	4,119
Performance stock units - performance based	—	—	—	—	—	—	—
Weighted average shares outstanding - diluted	25,053,386	24,802,388	24,074,442	24,314,329	25,254,862	24,615,816	26,060,005
Diluted earnings (loss) per common share	$1.25	$0.89	$0.56	$(0.18)	$0.66	$2.53	$2.25

Shares that were not considered in computing diluted earnings per common share because they were antidilutive are as follows:

	For the Three Months Ended					For the Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2020	2020	2020	2020	2019	2020	2019
Stock options	—	98,513	148,528	225,055	66,019	64,947	66,019
Restricted stock awards	—	—	109,834	147,748	—	—	—
Restricted stock units	—	—	38,801	55,228	—	—	—
Performance stock units - market based	—	—	76,461	67,707	55,228	—	55,228
Performance stock units - performance based	256,625	261,125	262,625	254,000	254,000	256,625	254,000

Loans held for investment summarized as of:

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2020	2020	2020	2020	2019
Commercial real estate	$779,158	$762,531	$910,261	$985,757	$1,046,961
Construction, land development, land	219,647	244,512	213,617	198,050	160,569
1-4 family residential properties	157,147	164,785	168,707	169,703	179,425
Farmland	103,685	110,966	125,259	133,579	154,975
Commercial	1,562,957	1,536,903	1,518,656	1,412,822	1,342,683
Factored receivables	1,120,770	1,016,337	561,576	661,100	619,986
Consumer	15,838	17,106	18,450	20,326	21,925
Mortgage warehouse	1,037,574	999,771	876,785	739,211	667,988
Total loans	$4,996,776	$4,852,911	$4,393,311	$4,320,548	$4,194,512

Our total loans held for investment portfolio consists of traditional community bank loans as well as commercial finance product lines focused on businesses that require specialized financial solutions and national lending product lines that further diversify our lending operations.

Commercial finance loans are further summarized below:

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2020	2020	2020	2020	2019
Commercial - Equipment	$573,163	$509,849	$487,145	$479,483	$461,555
Commercial - Asset-based lending	180,488	160,711	176,235	245,001	168,955
Factored receivables	1,120,770	1,016,337	561,576	661,100	619,986
Commercial finance	$1,874,421	$1,686,897	$1,224,956	$1,385,584	$1,250,496

Commercial finance % of total loans	38%	35%	28%	32%	30%

National lending loans are further summarized below:

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2020	2020	2020	2020	2019
Mortgage warehouse	$1,037,574	$999,771	$876,785	$739,211	$667,988
Commercial - Liquid credit	184,027	188,034	192,118	172,380	81,353
Commercial - Premium finance	—	—	—	—	101,015
National lending	$1,221,601	$1,187,805	$1,068,903	$911,591	$850,356

National lending % of total loans	24%	24%	24%	21%	20%

Additional information pertaining to our loan portfolio, summarized for the quarters ended:

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2020	2020	2020	2020	2019
Average community banking	$1,963,435	$2,047,059	$2,111,615	$2,041,256	$2,170,149
Average commercial finance	1,798,550	1,480,593	1,259,584	1,292,749	1,260,000
Average national lending	1,114,822	998,411	1,038,476	711,837	704,244
Average total loans	$4,876,807	$4,526,063	$4,409,675	$4,045,842	$4,134,393
Community banking yield	5.46%	5.05%	5.23%	5.67%	5.89%
Commercial finance yield	10.74%	11.23%	10.21%	11.00%	11.64%
National lending yield	4.58%	4.98%	4.67%	4.80%	4.96%
Total loan yield	7.20%	7.05%	6.52%	7.22%	7.48%

Information pertaining to our factoring segment, which includes only factoring originated by our Triumph Business Capital subsidiary, summarized as of and for the quarters ended:

	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019
Factored receivable period end balance	$1,036,369,000	$948,987,000	$528,379,000	$641,366,000	$573,372,000
Yield on average receivable balance	13.81%	15.65%	15.48%	16.13%	17.20%
Rolling twelve quarter annual charge-off rate	0.37%	0.43%	0.43%	0.42%	0.39%
Factored receivables - transportation concentration	89%	88%	85%	80%	81%

Interest income, including fees	$35,439,000	$30,068,000	$20,387,000	$23,497,000	$24,813,000
Non-interest income(1)	1,358,000	1,157,000	1,072,000	1,296,000	1,154,000
Factored receivable total revenue	36,797,000	31,225,000	21,459,000	24,793,000	25,967,000
Average net funds employed	924,899,000	694,170,000	477,112,000	537,138,000	524,546,000
Yield on average net funds employed	15.83%	17.89%	18.09%	18.56%	19.64%

Accounts receivable purchased	$2,461,249,000	$1,984,490,000	$1,238,465,000	$1,450,618,000	$1,489,538,000
Number of invoices purchased	1,189,271	1,027,839	812,902	878,767	896,487
Average invoice size	$2,070	$1,931	$1,524	$1,651	$1,662
Average invoice size - transportation	$1,943	$1,787	$1,378	$1,481	$1,507
Average invoice size - non-transportation	$5,091	$5,181	$4,486	$4,061	$3,891
(1)

Total factoring segment non-interest income was $15.5 million and $3.2 million for the three months ended December 31, 2020 and September 30, 2020, respectively. December 31, 2020 non-interest income used to calculate yield on average net funds employed excludes a gain of $8.9 million during the quarter then ended related to CVLG’s delivery of proceeds resulting from the liquidation of its acquired stock. Also excluded from noninterest income used to calculate yield on average net funds employed for the quarter ended December 31, 2020 is a $5.3 million increase in the value of our indemnification asset. September 30, 2020 non-interest income used to calculate yield on average net funds employed excludes a $2.0 million gain recognized during the quarter then ended on the increased value of the receivable due from CVLG.

Deposits summarized as of:

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2020	2020	2020	2020	2019
Non-interest bearing demand	$1,352,785	$1,315,900	$1,120,949	$846,412	$809,696
Interest bearing demand	688,680	634,272	648,309	583,445	580,323
Individual retirement accounts	92,584	94,933	97,388	101,743	104,472
Money market	393,325	384,476	397,914	412,376	497,105
Savings	421,488	405,954	391,624	367,163	363,270
Certificates of deposit	790,844	857,514	937,766	1,056,012	1,084,425
Brokered time deposits	516,786	344,986	258,378	314,864	350,615
Other brokered deposits	460,108	210,066	210,004	—	—
Total deposits	$4,716,600	$4,248,101	$4,062,332	$3,682,015	$3,789,906

Net interest margin summarized for the three months ended:

	December 31, 2020			September 30, 2020
	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Interest earning cash balances	$230,893	$68	0.12%	$224,958	$73	0.13%
Taxable securities	202,867	1,283	2.52%	259,470	1,674	2.57%
Tax-exempt securities	37,070	236	2.53%	39,847	253	2.53%
FHLB and other restricted stock	15,759	56	1.41%	22,121	122	2.19%
Loans	4,876,807	88,296	7.20%	4,526,063	80,242	7.05%
Total interest earning assets	$5,363,396	$89,939	6.67%	$5,072,459	$82,364	6.46%
Non-interest earning assets:
Other assets	425,153			446,249
Total assets	$5,788,549			$5,518,708
Interest bearing liabilities:
Deposits:
Interest bearing demand	$662,458	$235	0.14%	$635,287	$207	0.13%
Individual retirement accounts	94,328	250	1.05%	95,962	300	1.24%
Money market	395,900	257	0.26%	385,620	263	0.27%
Savings	413,214	157	0.15%	400,102	152	0.15%
Certificates of deposit	814,954	2,633	1.29%	905,075	3,782	1.66%
Brokered time deposits	221,346	528	0.95%	247,928	941	1.51%
Other brokered deposits	560,805	248	0.18%	251,701	189	0.30%
Total interest bearing deposits	3,163,005	4,308	0.54%	2,921,675	5,834	0.79%
Federal Home Loan Bank advances	80,217	43	0.21%	255,163	143	0.22%
Subordinated notes	87,476	1,347	6.13%	87,425	1,348	6.13%
Junior subordinated debentures	39,996	452	4.50%	39,874	462	4.61%
Other borrowings	223,501	191	0.34%	236,297	198	0.33%
Total interest bearing liabilities	$3,594,195	$6,341	0.70%	$3,540,434	$7,985	0.90%
Non-interest bearing liabilities and equity:
Non-interest bearing demand deposits	1,392,389			1,213,494
Other liabilities	81,073			76,453
Total equity	720,892			688,327
Total liabilities and equity	$5,788,549			$5,518,708
Net interest income		$83,598			$74,379
Interest spread			5.97%			5.56%
Net interest margin			6.20%			5.83%

Loan balance totals include respective nonaccrual assets.

Net interest spread is the yield on average interest earning assets less the rate on interest bearing liabilities.

Net interest margin is the ratio of net interest income to average interest earning assets.

Average rates have been annualized.

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended					As of and for the Years Ended
(Dollars in thousands,	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
except per share amounts)	2020	2020	2020	2020	2019	2020	2019
Net income available to common stockholders	$31,328	$22,005	$13,440	$(4,450)	$16,709	$62,323	$58,544
Transaction costs	—	827	—	—	—	827	—
Gain on sale of subsidiary or division	—	—	(9,758)	—	—	(9,758)	—
Tax effect of adjustments	—	(197)	2,451	—	—	2,254	—
Adjusted net income available to common stockholders - diluted	$31,328	$22,635	$6,133	$(4,450)	$16,709	$55,646	$58,544

Weighted average shares outstanding - diluted	25,053,386	24,802,388	24,074,442	24,314,329	25,254,862	24,615,816	26,060,005
Adjusted diluted earnings per common share	$1.25	$0.91	$0.25	$(0.18)	$0.66	$2.26	$2.25

Average total stockholders' equity	$720,892	$688,327	$610,258	$627,369	$647,546	$661,942	$647,726
Average preferred stock liquidation preference	(45,000)	(45,000)	(5,934)	—	—	(24,099)	—
Average total common stockholders' equity	675,892	643,327	604,324	627,369	647,546	637,843	647,726
Average goodwill and other intangibles	(191,017)	(192,682)	(187,255)	(189,359)	(191,551)	(190,088)	(194,905)
Average tangible common stockholders' equity	$484,875	$450,645	$417,069	$438,010	$455,995	$447,755	$452,821

Net income available to common stockholders	$31,328	$22,005	$13,440	$(4,450)	$16,709	$62,323	$58,544
Average tangible common equity	484,875	450,645	417,069	438,010	455,995	447,755	452,821
Return on average tangible common equity	25.70%	19.43%	12.96%	(4.09%)	14.54%	13.92%	12.93%

Net interest income	$83,598	$74,379	$64,251	$62,500	$66,408	$284,728	$255,903
Non-interest income	22,386	10,493	20,029	7,477	8,666	60,385	31,569
Operating revenue	105,984	84,872	84,280	69,977	75,074	345,113	287,472
Gain on sale of subsidiary or division	—	—	(9,758)	—	—	(9,758)	—
Adjusted operating revenue	$105,984	$84,872	$74,522	$69,977	$75,074	$335,355	$287,472
Non-interest expenses	$59,298	$55,297	$52,726	$54,753	$52,661	$222,074	$204,084
Transaction costs	—	(827)	—	—	—	(827)	—
Adjusted non-interest expenses	$59,298	$54,470	$52,726	$54,753	$52,661	$221,247	$204,084
Adjusted efficiency ratio	55.95%	64.18%	70.75%	78.24%	70.15%	65.97%	70.99%

Adjusted net non-interest expense to average assets ratio:
Non-interest expenses	$59,298	$55,297	$52,726	$54,753	$52,661	$222,074	$204,084
Transaction costs	—	(827)	—	—	—	(827)	—
Adjusted non-interest expenses	$59,298	$54,470	$52,726	$54,753	$52,661	$221,247	$204,084
Total non-interest income	$22,386	$10,493	$20,029	$7,477	$8,666	$60,385	$31,569
Gain on sale of subsidiary or division	—	—	(9,758)	—	—	(9,758)	—
Adjusted non-interest income	$22,386	$10,493	$10,271	$7,477	$8,666	$50,627	$31,569
Adjusted net non-interest expenses	$36,912	$43,977	$42,455	$47,276	$43,995	$170,620	$172,515
Average total assets	$5,788,549	$5,518,708	$5,487,072	$4,906,547	$5,050,860	$5,426,469	$4,773,652
Adjusted net non-interest expense to average assets ratio	2.54%	3.17%	3.11%	3.88%	3.46%	3.14%	3.61%

Total stockholders' equity	$726,781	$693,842	$656,871	$589,347	$636,590	$726,781	$636,590
Preferred stock liquidation preference	(45,000)	(45,000)	(45,000)	—	—	(45,000)	—
Total common stockholders' equity	681,781	648,842	611,871	589,347	636,590	681,781	636,590
Goodwill and other intangibles	(189,922)	(192,041)	(186,162)	(188,208)	(190,286)	(189,922)	(190,286)
Tangible common stockholders' equity	$491,859	$456,801	$425,709	$401,139	$446,304	$491,859	$446,304
Common shares outstanding	24,868,218	24,851,601	24,202,686	24,101,120	24,964,961	24,868,218	24,964,961
Tangible book value per share	$19.78	$18.38	$17.59	$16.64	$17.88	$19.78	$17.88

Total assets at end of period	$5,935,791	$5,836,787	$5,617,493	$5,353,729	$5,060,297	$5,935,791	$5,060,297
Goodwill and other intangibles	(189,922)	(192,041)	(186,162)	(188,208)	(190,286)	(189,922)	(190,286)
Tangible assets at period end	$5,745,869	$5,644,746	$5,431,331	$5,165,521	$4,870,011	$5,745,869	$4,870,011
Tangible common stockholders' equity ratio	8.56%	8.09%	7.84%	7.77%	9.16%	8.56%	9.16%
1)

Triumph uses certain non-GAAP financial measures to provide meaningful supplemental information regarding Triumph's operational performance and to enhance investors' overall understanding of such financial performance.  The non-GAAP measures used by Triumph include the following:

•

“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding.  Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, including divestitures, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.  Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.

•	"Tangible common stockholders' equity" is defined as common stockholders' equity less goodwill and other intangible assets.
•	"Total tangible assets" is defined as total assets less goodwill and other intangible assets.

•

"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.

•

"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.

•	"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.
•

"Adjusted efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue and non-interest expense allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.

•

"Adjusted net non-interest expense to average total assets" is defined as non-interest expenses net of non-interest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures.  This metric is used by our management to better assess our operating efficiency.

2)	Performance ratios include discount accretion on purchased loans for the periods presented as follows:
	For the Three Months Ended					For the Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands)	2020	2020	2020	2020	2019	2020	2019
Loan discount accretion	$2,334	$4,104	$2,139	$2,134	$1,555	$10,711	$5,568
3)	Asset quality ratios exclude loans held for sale, except for non-performing assets to total assets.
4)	Past due ratio has been revised to exclude nonaccrual loans with contractual payments less than 30 days past due.
5)	Beginning January 1, 2020, the allowance for credit losses was calculated in accordance with Accounting Standards Codification Topic 326, “Financial Instruments – Credit Losses” (“ASC 326”).
6)	Current quarter ratios are preliminary.

Source: Triumph Bancorp, Inc.

###

Investor Relations:

Luke Wyse

Senior Vice President, Finance & Investor Relations

lwyse@tbkbank.com

214-365-6936

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Amanda Tavackoli

Senior Vice President, Director of Corporate Communication

atavackoli@tbkbank.com

214-365-6930